Exhibit 10.13

SECURITY AND MEMBERSHIP INTEREST PLEDGE AGREEMENT

THIS SECURITY AND MEMBERSHIP INTEREST PLEDGE AGREEMENT (hereinafter referred to as the “Agreement”) is dated as of the 16th day of July, 2013, by and between Earth911, Inc., a Delaware corporation (“Pledgor”) and wholly owned subsidiary of Infinity Resources Holdings Corp. (“Parent”), and Brian Dick (“Secured Party”).

WHEREAS, Secured Party and Jeff Forte each own 50% of Quest Resources Group, LLC (“Seller”), which in turn owns 50% of the membership interests in Quest Resources Management Group, LLC, a Delaware limited liability company (“Company”); and

WHEREAS, contemporaneously herewith, Parent, Seller, Secured Party and Jeff Forte have entered into a Securities Purchase Agreement, pursuant to which Parent will acquire all of Seller’s membership interests in Company; and

WHEREAS, Parent has contributed such membership interests to Pledgor; and

WHEREAS, Parent has contemporaneously herewith executed and delivered a Convertible Secured Promissory Note, in the original principal amount of Eleven Million Dollars ($11,000,000.00) payable to the order of Secured Party (the “Promissory Note”) evidencing a portion of the purchase price for Parent’s purchase of twenty-five percent (25%) of the outstanding Membership Interests of the Company held by Seller; and

WHEREAS, Secured Party is willing to accept the Promissory Note only upon the condition that all amounts due on the Promissory Note be secured by the pledge of the Collateral (defined herein) by Pledgor to Secured Party as provided herein (the performance and payment obligations of Parent described in the Promissory Note are herein referred to collectively as the “Obligations”).

NOW, THEREFORE, Pledgor and Secured Party agree as follows:

1. Security Interest. Pledgor hereby pledges, assigns, transfers and grants to Secured Party a security interest in the Collateral to secure the payment and performance of the Obligations and all obligations contained in any documents and instruments executed by Pledgor in connection with the Obligations.

2. Collateral. Pledgor hereby grants to Secured Party a first-priority security interest in and continuing lien on all of the following property of Pledgor: (i) in a twenty-five percent (25%) membership interest held by Pledgor in Company (the “Membership Interest”); (ii) all payments of principal or interest, distributions, dividends, cash, income, profits, instruments, securities and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon conversion of, the Membership Interest; (iii) any and all voting and other rights, powers and privileges accruing or incidental to an owner of an ownership interest in Company; and (iv) all cash and non-cash proceeds and products of property described in (i) through (iii) of this Section 2 (collectively, the “Collateral”).

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3. Pledgor’s Covenants.

3.1 Pledgor shall authorize the filing of any and all financing statements and continuation statements for the purpose of establishing, continuing or further evidencing the perfection of the security interest granted herein.

3.2 Pledgor shall not be entitled to and may not dispose of or in any way encumber or hypothecate the Membership Interest, or, upon the occurrence and during the continuance of an Event of Default, any other portion of the Collateral, without the prior written consent of Secured Party.

4. Agreement of Secured Party. If Parent shall pay to Secured Party all sums due pursuant to the terms of the Promissory Note, then these presents and the security interest hereby granted shall cease, terminate and become void, and Secured Party shall, promptly after the demand of Parent or Pledgor, execute, acknowledge and deliver to Pledgor instruments of release in respect of the items of Collateral.

5. Pledgor’s Representations and Warranties. Pledgor represents and warrants the following:

5.1 Pledgor has the power and authority to execute and deliver this Agreement;

5.2 No other security agreement covering any portion of the Collateral (or any part thereof) has been made, and no security interest (other than the one created hereby) or liens of any kind, including those acquired by attachment, levy, or the like, has attached or been affected in the Collateral, and this Agreement and pledge does not contravene or constitute a default under, any provision of any contract to which Pledgor or the Company is a party or applicable law or regulation;

5.3 Pledgor is the owner of each item comprising the Collateral;

5.4 Pledgor has benefited or will benefit, directly or indirectly, from the Promissory Note and the attendant benefits, liabilities and obligations arising therefrom; and

6. Events of Default. The occurrence and continuance of an “Event of Default” under the Promissory Note shall constitute an Event of Default (“Event of Default”) hereunder.

7. Remedies. Upon the occurrence and during the continuation of an Event of Default described in Paragraph 6 hereof, Secured Party shall forthwith and without the necessity of the execution of any additional documentation have the sole and exclusive right to (i) exercise the voting and other consensual rights of Pledgor in the Membership Interest, (ii) receive all cash payments and dividends or other distributions payable in respect of the Membership Interest (and all rights of Pledgor to distributions on account of the Membership Interest shall be suspended until such time as no Event of Default is continuing hereunder), and (iii) exercise any and all rights available to a secured party under the UCC. Secured Party shall apply the proceeds of collection, sale or other disposition of all or any part of the Collateral coming into Secured Party’s possession to in accordance with Section 10 hereof.

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Pledgor further agrees to use best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Collateral pursuant to this Section 7 valid and binding and in compliance with any and all other applicable requirements of law. Pledgor further agrees that a breach of any of the covenants contained in this Section 7 will cause irreparable injury to Secured Party, that Secured Party has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 7 shall be specifically enforceable against Pledgor, and Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Promissory Note or this Agreement.

8. Fees and Expenses. Pledgor will, upon demand, pay to Secured Party the amount of any and all reasonable and documented fees and expenses (including, without limitation, the reasonable and documented fees and disbursements of his legal counsel) that Secured Party may incur in connection with the exercise or enforcement of any of the rights of Secured Party hereunder.

9. Power of Attorney. Pledgor hereby appoints and constitutes Secured Party as Pledgor’s attorney-in-fact to exercise all of the following powers upon the occurrence and at any time during the continuance of an Event of Default: (i) collection of proceeds of any Collateral; (ii) conveyance of any item of Collateral to any purchaser thereof; (iii) recording of any liens under Section 3.1 hereof; and (iv) paying or discharging taxes or liens levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by Secured Party in his sole discretion, and such payments made by Secured Party to become the obligations of Pledgor to Secured Party, due and payable immediately without demand. Secured Party’s authority hereunder shall include, without limitation, transfer title to any item of Collateral, and file all financing statements necessary or appropriate to preserve, protect or perfect the security interest in the Collateral. This power of attorney is coupled with an interest and is irrevocable by Pledgor.

10. Application of Proceeds. Upon the occurrence and during the continuance of an Event of Default, the proceeds of any sale of, or other realization upon, all or any part of the Collateral and any cash held shall be applied by Secured Party in the following order of priorities:

First, to payment of the reasonable expenses of such sale or other realization, including reasonable compensation to agents of and legal counsel for Secured Party, and all reasonable expenses incurred or made by Secured Party in connection therewith;

Second, to the payment of accrued but unpaid interest, if any, on the Promissory Note;

Third, to the payment of unpaid principal of the Promissory Note; and

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Finally, to payment to Pledgor or its respective assigns, heirs or personal representatives, or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

11. Audit Committee Oversight. The Audit Committee of the Company’s Board of Directors shall have the sole authority and discretion to authorize payments due and owing under the Promissory Note and to take any actions and make any and all decisions related to the Promissory Note and this Agreement.

12. General.

12.1 This Agreement, together with any other agreement executed in connection herewith, including the Promissory Note, is intended by the parties as the final expression of their agreement with respect to its subject, and is intended as a complete and exclusive statement of the terms and conditions thereof.

12.2. The terms of this Agreement shall be binding upon the parties and their respective heirs, personal representatives, successors and assigns. As used herein, the plural number shall, where appropriate, include the singular, and vice versa.

12.3. Any notice that may be given by either Pledgor or Secured Party shall be in writing and shall be deemed given upon the earlier of the time of receipt thereof by the person entitled to receive such notice, or if mailed by registered or certified mail or with a recognized overnight mail courier upon three (3) business days after deposit with the U.S. Post Office or one (1) business day after deposit with such overnight mail courier, if postage is prepaid and mailing is addressed to Pledgor or Secured Party, as the case may be, at the following addresses, or to a different address previously given in a written notice to the other party:

To Pledgor:

c/o Infinity Resources Holdings Corp.

1375 North Scottsdale Road, Suite 140

Scottsdale, Arizona 85257

Attention: Chairman of the Board

Phone: (480) 729-6612

Fax: (480) 889-2660

E-mail: mas917@gmail.com

and

c/o Infinity Resources Holdings Corp.

1375 North Scottsdale Road, Suite 140

Scottsdale, Arizona 85257

Attention: Chairman of the Audit Committee

Phone: (602) 300-8788

Fax: (602) 532-7469

E-mail: rmiller@swcapital.com

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with a copy, given in the manner

prescribed above to:

Greenberg Traurig LLP

2375 East Camelback Road, Suite 700

Phoenix, Arizona 85016

Attention: Robert S. Kant, Esq.

Phone: (602) 445-8302

Fax: (602) 445-8100

E-mail: KantR@gtlaw.com

To Secured Party:

Brian Dick

6175 Main Street, Suite 420

Frisco, Texas 75034

Phone: (972) 464-0004

Fax: (972) 464-0015

E-mail: briand@questrmg.com

with a copy, given in the manner

prescribed above to:

Jordan, Houser & Flournoy, LLP

2591 North Dallas Parkway, Suite 408

Frisco, Texas 75034

Attention: Cynthia Hurley, Esq.

Phone: (972) 668-6810

Fax: (214) 618-9723

E-mail: churley@jhflegal.com

12.4. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction, (ii) the invalidity or unenforceability of any provisions hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction, and (iii) the parties hereto shall endeavor in good faith negotiations to replace the invalid or unenforceable provisions with valid and enforceable provisions, the economic effect of which comes as close as practicable to that of the invalid or unenforceable provisions.

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12.5. This Agreement may be amended, modified, supplemented or be the subject of a waiver only by a writing executed by Secured Party and Pledgor. Failure of the Secured Party to exercise, or delay in exercising, any right, power or privilege hereunder shall not operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

13. Construction and Interpretation of Agreement. All terms not defined herein or in the Promissory Note shall have the meaning set forth in the applicable UCC, except where the context otherwise requires. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against either party. The language in this Agreement was chosen by the parties to express their mutual intent, and any ambiguity in this Agreement shall not be construed against either Pledgor or Secured Party as the drafter of this Agreement under the doctrine of contra proferentem or otherwise.

14. Acknowledgments. Pledgor hereby acknowledges that (a) it has been advised of the legal and practical effects of this Agreement, and (b) it has entered into this Agreement (and all agreements relating to or evidencing the Obligations) of its own free will in accordance with its own judgment and without reliance upon any statement or representation of Secured Party, Secured Party’s attorneys or other representatives or any other party or person, and no promise or inducement has been made to Pledgor, and no agreement has been made with it, that is not expressed herein or the other written agreements entered into contemporaneously.

15. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same agreement.

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EXECUTED as of the day first written above.

PLEDGOR:

Infinity Resources Holdings Corp.

/s/ Mitchell A. Saltz
Mitchell A. Saltz, Chairman of the Board

SECURED PARTY:

/s/ Brian Dick
Brian Dick

Agreed and consented to by:
Quest Resources Group, LLC

/s/ Brian Dick
By: Brian Dick as its Member/Manager

Signature Page to Security and Membership Interest Pledge Agreement (Dick)